AMENDMENT TO TRANSFER AGENCY SERVICES AGREEMENT
     THIS AMENDMENT (“Amendment”) to the Transfer Agency Services Agreement (“Agreement”) dated August 15, 2005 by and between MGI Funds (now known as Mercer Funds), a Delaware statutory trust (the “Trust”) and PFPC, Inc. (now BNY Mellon Investment Servicing (US) Inc.) (“BNY Mellon”) a Massachusetts corporation, (the “Transfer Agent”), is made effective as of the 23rd day of September, 2011.
RECITALS
     WHEREAS, management of the Trust recommended that all “Mercer” related entities share the same “Mercer” naming conventions; and
     WHEREAS, the Board of Trustees of the Trust (the “Board”) approved that the MGI Funds be named as the “Mercer Funds” and each of the existing series of the Trust (the “Series”) be redesignated with the “Mercer” name; and
     WHEREAS, the Board has approved the creation of a new series of the Trust, the Mercer Emerging Markets Equity Fund (the “Emerging Markets Fund” and together with the Series, the “Portfolios”); and
     WHEREAS, the Agreement provides that the parties may mutually agree to supplement or amend any provision of the Agreement;
     WHEREAS, Mercer wishes to retain BNY Mellon to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent for the Emerging Markets Fund and the Transfer Agent wishes to furnish such services.
AGREEMENT
     NOW THEREFORE, in consideration of the promises and mutual agreements set forth herein, the parties hereby agree to amend the Agreement, as follows:
1.	The Trust hereby appoints the Transfer Agent to serve as the transfer agent, registrar, dividend disbursing agent and shareholder servicing agent of the Portfolios identified on Exhibit A in accordance with the terms set forth in the Agreement. The Transfer Agent accepts such appointment and agrees to furnish such services.

2.	Mercer and Transfer Agent acknowledge that all of its representations and warranties contained in the Agreement are true and correct as of the date hereof.

3.	Exhibit A of the Agreement, is hereby deleted in its entirety and replaced with Exhibit A to this Amendment.

4.	All other terms and provisions of the Agreement shall remain in full force and effect, except as modified hereby.

Mercer Investment Management, Inc.		BNY Mellon Investment Servicing (US) Inc..

By:		By:
	Name: Rich Joseph		Name:
	Title: Chief Operating Officer		Title:

EXHIBIT A
     THIS EXHIBIT A, dated as of September 23, 2011, is Exhibit A to that certain Transfer Agency Services Agreement dated as of August 15, 2005, between PFPC Inc. (now BNY Mellon) and Mercer Funds (formerly known as MGI Funds).
PORTFOLIOS
Mercer US Large Cap Growth Equity Fund
Mercer US Large Cap Value Equity Fund
Mercer US Small/Mid Cap Growth Equity Fund
Mercer US Small/Mid Cap Value Equity Fund
Mercer Non-US Core Equity Fund
Mercer Emerging Markets Equity Fund
Mercer Core Opportunistic Fixed Income Fund
Mercer US Short Maturity Fixed Income Fund